Exhibit 10.1

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FORM OF PERFORMANCE SHARE AGREEMENT

LAMB WESTON HOLDINGS, INC. 2016 STOCK PLAN

(AS AMENDED AND RESTATED AS OF JULY 20, 2017)

This Performance Share Agreement, hereinafter referred to as the “Agreement”, is made on the _____ day of __________, _____ between Lamb Weston Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned Employee (the “Participant”).

1.

Award Grant.  The Company hereby grants Performance Shares (the "Performance Shares”) to the Participant under the Lamb Weston Holdings, Inc. 2016 Stock Plan (as amended and restated as of July 20, 2017) (the “Plan”), as follows, effective as of the Date of Grant set forth below (the “Date of Grant”).  Each Performance Share represents the right to receive one share of Stock on the Payment Date, subject to achievement of the Performance Targets and the other terms and conditions of this award. The number of Performance Shares that may be earned, if any, may range from 25% of the Target Number of Performance Shares, if the minimum Performance Targets and other conditions are met, to 200% of the Target Number of Performance Shares (the “Maximum Number of Performance Shares”), if the maximum Performance Targets and other conditions are met.

Participant:	/$ParticipantName$/
Employee ID:	/$ParticipantID$/
Target Number of Performance Shares:	/$TargetAwardsGranted$/
Maximum Number of Performance Shares:	/$MaxAwardsGranted$/
Date of Approval:
Date of Grant:	/$GrantDate$/
Vesting Date:	[_______], subject to the terms and conditions set forth in Section 3 and Exhibit A.
Dividend Equivalents:	Yes, dividend equivalents will be accumulated on earned Performance Shares, but no amounts are paid, until the Payment Date of the Performance Shares, in accordance with Section 8 of this Agreement.

The Company has caused this Agreement to be executed effective as of the date first written above (the “Effective Date”). In the event of any conflict between the terms of this Agreement and the terms of the Plan, the Plan shall control.  Please read this Agreement and the Plan carefully. If you do not wish to receive this award and/or you do not consent and agree to the terms and conditions on which this award is offered, as set forth in this Agreement and the Plan, then you must reject the award (1) online from the "Grant Information" page on the Merrill Lynch Benefits Online website or (2) by contacting the Merrill Lynch call center, in either case, no later than 11:59 p.m., Pacific Time, on the ninetieth calendar day following the Effective Date, in which case the award will be cancelled.  Your failure to notify the Company of your rejection of the award by or before this deadline will constitute your acceptance of the award and your agreement with all terms and conditions of the award, as set forth in this Agreement and the Plan.

LAMB WESTON HOLDINGS, INC. By: Date: __________________________	PARTICIPANT Date: __________________________

2.	Definitions. Capitalized terms used herein without definition have the meanings set forth in the Plan. The following terms shall have the respective meanings set forth below:
(a)	“Change of Control” shall mean the occurrence of any of the following events:
(i)

Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a member of the Board subsequent to the effective date of the Plan whose election, or nomination for the election by the Company’s stockholders, was approved by a vote of at least a majority of the Board members then comprising the Incumbent Board shall be, for purposes of this clause (i), considered as though such person were a member of the Incumbent Board as of the effective date of the Plan;

(ii)

Consummation of a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the Voting Power of the reorganized, merged or consolidated entity;

(iii)

Any person becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person, any securities acquired directly from the Company or its affiliates) representing 30% or more of the Voting Power of the Company’s then outstanding securities;

(iv)	A liquidation or dissolution of the Company; or
(v)	The sale of all or substantially all of the assets of the Company.
(b)

“Continuous Employment” shall mean the absence of any interruption or termination of employment with the Company and its Subsidiaries and the performance of substantial services.  Continuous Employment shall not be considered interrupted or terminated in the case of sick leave, short-term disability (as defined in the Company’s sole discretion), military leave or any other leave of absence approved by the Company unless and until there is a Separation from Service (as defined in Section 2(f) below).

(c)

“Divestiture” means a permanent disposition to a person other than the Company of a plant or other facility or property at which the Participant performs a majority of the Participant’s services, whether such disposition is effected by means of a sale of assets, a sale of Subsidiary stock or otherwise.

(d)

“Early Retirement” means Separation from Service with the Company and its Subsidiaries when the Participant (i) is at least age 55, and (ii) has at least ten years of credited service with the Company and its Subsidiaries.

(e)	“Normal Retirement” shall mean a Separation from Service with the Company and its Subsidiaries on or after attaining age 65.
(f)

 “Performance Period” shall mean the three-year period commencing on [________] and ending on [________], which is comprised of the following three annual sub-periods (or “Sub-Periods”): [________] through [________], [________] through [________], and [________] through [________].

(g)	“Performance Targets” means the applicable performance goals set forth on Exhibit A.
(h)

“Separation from Service,”  “termination of employment” and similar terms mean the date that the Participant incurs a “separation from service” within the meaning of Section 409A of the Code.  As used in connection with the definition of “Separation from Service,” the term “Company” includes Lamb Weston Holdings, Inc. and any other entity that, with Lamb Weston Holdings, Inc., constitutes a controlled group of corporations (as defined in Section 414(b) of the Code), or a group of trades or businesses (whether or not incorporated) under common control (as defined in Section 414(c) of the Code), substituting 25% for the 80% ownership level for purposes of both Sections 414(b) and Section 414(c) of the Code.

(i)	“Specified Employee” is as defined under Section 409A of the Code and Treasury Regulation Section 1.409A-1(i).
(j)	“Successors” shall mean the beneficiaries, executors, administrators, heirs, successors and assigns of a person.

3.	Vesting of Performance Shares.
(a)

Normal Vesting.  Subject to the terms and conditions of the Plan, this Agreement and Exhibit A to this Agreement, the Performance Shares covered by this Agreement shall become nonforfeitable (“Vest” or similar terms) to the extent that:

(i)	Except as provided in Section 3(b) or Section 3(c) below, the Participant remains Continuously Employed by the Company or a Subsidiary through the Vesting Date; and
(ii)

The applicable Performance Targets set forth on Exhibit A for the Performance Period are achieved, which level of achievement must be certified by the Committee in writing within 90 days after the end of the Performance Period (the “Committee Determination Date”).  For the avoidance of doubt, references in this Agreement to determinations and/or payments to be made after or following “the end of the Performance Period” shall be applied only to the Performance Period collectively comprised of all three Sub-Periods (and not to any Sub-Period individually).

Any Performance Shares that do not satisfy both Section 3(a)(i) and Section 3(a)(ii) will be forfeited.

(b)	Termination of Employment. If, prior to the Vesting Date (as defined in Section 4(a)), the Participant’s employment with the Company and its Subsidiaries shall terminate:
(i)

by reason of Normal Retirement occurring on or after the date that is 12 months after the Date of Approval or death, the Performance Shares shall remain subject to performance through the end of the Performance Period and shall become Vested (based upon actual achievement of the applicable Performance Targets set forth in Exhibit A) in accordance with the terms and conditions of this Section 3 as if the Participant had remained Continuously Employed from the Date of Grant until the Vesting Date (or, if earlier, the occurrence of a Change of Control to the extent a Replacement Award is not provided).

(ii)

by reason of Early Retirement or involuntary termination due to disability, position elimination, reduction in force (each as defined in the Company's sole discretion), or Divestiture, in each case, occurring on or after the date that is 12 months after the Date of Approval, the Performance Shares shall remain subject to performance through the end of the Performance Period and shall become Vested (based upon actual achievement of the applicable Performance Targets set forth in Exhibit A) in accordance with the terms and conditions of this Section 3 on a pro-rata basis in an amount equal to the product of (A) the number of Performance Shares in which the Participant would have Vested in accordance with the terms and conditions of this Section 3 if the Participant had remained Continuously Employed from the Date of Grant until the Vesting Date (or, if earlier, the occurrence of a Change of Control to the extent a Replacement Award is not provided), multiplied by (B) a fraction, the numerator of which is the total number of calendar days during which the Participant was employed by the Company or a Subsidiary during the period beginning on [________] and ending on the Separation from Service and the denominator of which is the total number of calendar days beginning on [________] and ending on [________], rounded to the nearest whole number of Performance Shares.

(iii)

for Cause or any reason other than as described in Sections 3(b)(i) or 3(b)(ii) prior to the Vesting Date, then all Performance Shares, whether Vested or unvested prior to the Vesting Date, shall be immediately forfeited without further consideration to the Participant.

For the avoidance of doubt, any Vested Performance Shares pursuant to Sections 3(b)(i) or 3(b)(ii) will be settled pursuant to Section 4(a) hereof.

(c)	Accelerated Vesting in Connection with a Change of Control.
(i)

If a Change of Control occurs prior to the end of the Performance Period, and the Participant has been in Continuous Employment between the Date of Grant and the date of such Change of Control, then the Participant shall Vest in a number of  Performance Shares equal to the greater of (1) the number of Performance Shares in which the Participant would Vest based on actual performance through the most recent date prior to the Change of Control for which achievement of Performance Targets can reasonably be determined, as certified by the Committee as constituted immediately prior to the Change of Control and (2) the target number of Performance Shares subject to this Agreement, rounded to the nearest whole number of Performance Shares, except to the extent that (I) such Performance Shares have previously been forfeited, or (II) a Replacement Award is provided to the Participant to replace, continue or adjust the outstanding Performance Shares (the “Replaced Award”).

(ii)

If a Change of Control occurs after the end of the Performance Period but before the Committee Determination Date, then all earned Performance Shares will become 100% Vested, except to the extent that (I) such Performance Shares have previously been forfeited, or (II) a Replacement Award is provided to the Participant to replace, continue or adjust the outstanding Performance Shares.

(iii)

If, within a period of two years following a Change of Control, the Participant’s employment with the Company, a Subsidiary or any of its or their successors after the Change of Control (as applicable, the “Successor Company”) is terminated by the Participant for Good Reason or by the Successor Company other than for Cause prior to the Vesting Date, to the extent that the Replacement Award has not previously been Vested or forfeited, the Replacement Award will become 100% Vested (and become entitled to settlement as specified in Section 4(b)(i)).

(iv)

For purposes of this Agreement, a “Replacement Award” means an award (A) of the same type as the Replaced Award (i.e., restricted stock or restricted stock units) but with any remaining performance conditions of the Replaced Award deemed satisfied at the greater of (i) the actual level of performance as of the Change of Control, if reasonably measurable, and (ii) the target level of performance, in each case without proration, and subject to continued service through the Vesting Date (B) that has a value at least equal to the value of the Replaced Award, including at the deemed level of performance as determined in clause (A) above, as applicable, (C) that relates to publicly traded equity securities of the Successor Company in the Change of Control (or another entity that is affiliated with the Successor Company following the Change of Control), (D) the tax consequences of which for such Participant under the Code, if the Participant is subject to U.S. federal income tax under the Code, are not less favorable to the Participant than the tax consequences of the Replaced Award, and (E) the other terms and conditions of which are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent change of control).  A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or ceasing to be exempt from Section 409A of the Code.  Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding two sentences are satisfied.  The determination of whether the conditions of this Section 3(c)(iv) are satisfied will be made in good faith by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

(v)

For purposes of this Agreement, “Cause” means: (A) the willful and continued failure by the Participant to substantially perform the Participant’s duties with the Successor Company (other than any such failure resulting from termination by the Participant for Good Reason) after a demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Successor Company believes that the Participant has not substantially performed the Participant’s duties, and the Participant has failed to resume substantial performance of the Participant’s duties on a continuous basis within five days of receiving such demand; (B) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Successor Company, monetarily or otherwise; or (C) the Participant’s conviction of, or plea of nolo contendere to, (I) a felony or (II) a misdemeanor which impairs the Participant’s ability substantially to perform the Participant’s duties with the Successor Company.  For the purposes of this definition, no act, or failure to act, on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Successor Company.

(vi)

For purposes of this Agreement, “Good Reason” means: (A) any material failure of the Successor Company to comply with and satisfy any of the terms of any employment or change in control (or similar) agreement between the Successor Company and the Participant pursuant to which the Participant provides services to the Successor Company; (B) any significant involuntary reduction of the authority, duties or responsibilities held by the Participant immediately prior to the Change of Control (and, for the avoidance of doubt, involuntary removal of the Participant from an officer position that the Participant holds immediately prior to the Change of Control will not, by itself, constitute a significant involuntary reduction of the authority, duties or responsibilities held by the Participant immediately prior to the Change of Control); (C) any material involuntary reduction in the aggregate target cash remuneration opportunity of the Participant as in effect immediately prior to the Change of Control; or (D) requiring the Participant to become based at any office or location more than 50 miles from the office or location at which the Participant was based immediately prior to such Change of Control, except for travel reasonably required in the performance of the Participant’s responsibilities; provided,  however, that no termination shall be deemed to be for Good Reason unless (x) the Participant provides the Successor Company with written notice setting forth the specific facts or circumstances constituting Good Reason within ninety days after the initial existence of the occurrence of such facts or circumstances, (y) the Successor Company fails to cure such facts or circumstances within thirty days of its receipt of such written notice, and (z) the Participant actually terminates employment within thirty days following the end of the Successor Company’s thirty-day cure period, if such event or circumstance has not been cured.

(vii)

If a Replacement Award is provided, notwithstanding anything in this Agreement to the contrary, any outstanding Performance Shares which at the time of the Change of Control are not subject to a "substantial risk of forfeiture" (within the meaning of Section 409A of the Code) will be deemed to be Vested at the time of such Change of Control (and such Vested Performance Shares shall be settled in accordance with Section 4(b)(i) below).

(d)

Forfeiture of Performance Shares.  Subject to Section 3(b)(iii), any Performance Shares that have not Vested pursuant to Section 3(a),  Section 3(b), or Section 3(c) will be forfeited automatically and without further notice (including if the Participant ceases to be in Continuous Employment prior to the Vesting Date for any reason other than as described in Section 3(b) or Section 3(c)).

4.	Settlement of Performance Shares.
(a)

Normal.  Subject to Section 4(b), the Company will issue to the Participant one share of Stock for each earned Performance Share as soon as practicable following the Committee Determination Date, but no later than the 15th day of the third month of the calendar year following the calendar year in which the Performance Shares become vested (the “Payment Date”).

(b)

Other Settlement Events.  Notwithstanding Section 4(a), to the extent the Performance Shares are Vested Performance Shares on the dates set forth below and to the extent the Vested Performance Shares have not previously been Vested, forfeited or settled, the Company will settle such Vested Performance Shares as follows:

(i)

Separation from Service.  If there are such Vested Performance Shares upon the Participant's Separation from Service pursuant to Section 3(c)(iii) hereof, within thirty days of the Participant's Separation from Service, one share of Stock will be issued for each such Vested Performance Share.

(ii)

Change of Control.  If there are such Vested Performance Shares upon a Change of Control, one share of Stock will be issued for each such Vested Performance Share as of the date of the Change of Control; provided,  however, that if such Change of Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, and where Section 409A of the Code applies to such distribution, the Participant is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to Section 4 as though such Change of Control had not occurred.

(c)

Payment of Taxes Upon Settlement.   As a condition of the issuance of shares of Stock upon settlement of Performance Shares hereunder, the Participant agrees to remit to the Company at the time of settlement any taxes required to be withheld by the Company under Federal, State or local law as a result of the settlement of the Performance Shares. As a condition of the issuance of shares of Stock upon settlement of

Performance Shares hereunder, the Participant agrees that the Company will deduct from the total shares to be issued as a result of the Vesting of the Performance Shares a sufficient number of shares to satisfy the required statutory withholding amount, which may exceed the minimum statutory tax withholding amount only if it would not cause adverse accounting or tax consequences for the Company or a Subsidiary.

(d)

Specified Employee.  Notwithstanding anything (including any provision of the Agreement or the Plan) to the contrary, if a Participant is a Specified Employee and if the Performance Shares are subject to Section 409A of the Code, payment to the Participant on account of a Separation from Service shall, to the extent required to comply with Treasury Regulation Section 1.409A-3(i)(2), be made to the Participant on the earlier of (i) the Participant’s death or (ii) the first business day (or within 30 days after such first business day) that is more than six months after the date of Separation from Service.  Notwithstanding anything contained herein to the contrary, the Participant shall not be considered to have terminated employment with the Company or any Subsidiary for purposes of any payments under this Agreement which are subject to Section 409A of the Code until the Participant has incurred a Separation from Service.  In the Company’s sole and absolute discretion, interest may be paid due to such delay.  Further, any interest will be calculated in the manner determined by the Company in its sole and absolute discretion in a manner that qualifies any interest as reasonable earnings under Section 409A of the Code.  Dividend equivalents will not be paid with respect to any dividends that would have been paid during the delay if the Stock had been issued.  To the extent required for purposes of Section 409A of the Code, each installment that vests under this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code.

5.

Non-Transferability of Performance Shares. The Performance Shares may not be assigned, transferred, pledged or hypothecated in any manner (otherwise than by will or the laws of descent or distribution) nor may the Participant enter into any transaction for the purpose of, or which has the effect of, reducing the market risk of holding the Performance Shares by using puts, calls or similar financial techniques. The Performance Shares subject to this Agreement may be settled during the lifetime of the Participant only with the Participant or the Participant’s guardian or legal representative. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of the Performance Shares or any related rights to the Performance Shares that is contrary to the provisions of this Agreement or the Plan, or upon the levy of any attachment or similar process upon the Performance Shares or such rights, the Performance Shares and such rights shall immediately become null and void. The terms of this Agreement shall be binding upon the Successors of the Participant.

6.

Stock Subject to the Performance Shares; Compliance with Law.  The Company will not be required to issue or deliver any shares of Stock or any certificate or certificates for shares of Stock  with respect to the Participant’s Performance Shares until such shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which outstanding shares of the same class are then listed and until the Company has taken such steps as may, in the opinion of counsel for the Company, be required by law and applicable regulations, including the rules and regulations of the Securities and Exchange Commission, and state securities laws and regulations, in connection with the issuance of such shares, and the listing of such shares on each such exchange.

7.

Rights as Stockholder.  The Participant or his/her Successors shall have no rights as stockholder with respect to any Performance Shares or underlying shares covered by this Agreement until the Participant or his/her Successors shall have become the beneficial owner of such shares on the Payment Date.

8.

Dividend Equivalents.  Upon the payment of earned Performance Shares as of the Payment Date, the Participant shall receive additional shares of Stock equal in value to the accrued dividend equivalents. The amount of dividend equivalents for each Performance Share earned shall equal the dividends paid on one share of Stock for each dividend whose record date occurs during the period between the Date of Grant and the Payment Date.

9.

Adjustments Upon Changes in Capitalization; Change of Control.  In the event of any change in corporate capitalization, corporate transaction, sale or other disposition of assets or similar corporate transaction or event involving the Company as described in Section 5.5 of the Plan, the Committee shall make equitable adjustment as it determines necessary and appropriate in the number and type of shares subject to this Agreement; provided,  however, that no fractional share shall be issued upon subsequent settlement of the Performance Shares.  No adjustment shall be made if such adjustment is prohibited by Section 5.5 of the Plan (relating to Section 409A of the Code).

10.	Notices. Each notice relating to this Agreement shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to its principal Office in Eagle, Idaho, Attention: Compensation. Each notice to the Participant or any other person or persons entitled to shares issuable upon settlement of the Performance Shares shall be addressed to the Participant’s address and may be in written or electronic form. Anyone to whom a notice may be given under this Agreement may designate a new address by giving notice to the effect.

11.

Benefits of Agreement.  This Agreement shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant's Successors. This Agreement shall be the sole and exclusive source of any and all rights which the Participant or his/her Successors may have in respect to the Plan or this Agreement.

12.

No Right to Continued Employment.  Nothing in this Agreement shall interfere with or affect the rights of the Company or the Participant under any employment agreement or confer upon the Participant any right to continued employment with the Company or a Subsidiary.

13.

Resolution of Disputes.  Any dispute or disagreement which should arise under or as a result of or in any way related to the interpretation, construction or application of this Agreement will be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive for all purposes. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the state of Delaware.

14.

Section 409A of the Code.  To the extent applicable, this Agreement is intended to comply with Section 409A of the Code and any regulations or notices provided thereunder.  This Agreement and the Plan shall be interpreted in a manner consistent with this intent. The Company reserves the unilateral right to amend this Agreement on written notice to the Participant in order to comply with Section 409A of the Code.  The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment.  None of the Company or any Subsidiary, or any of its or their contractors, agents and employees, nor the Board or any member of the Board, shall be liable for any consequences of any failure to follow the requirements of Section 409A of the Code or any guidance or regulations thereunder.

15.

Clawback Policy and Stock Ownership Guidelines.  Shares of Stock issued upon settlement of the Performance Shares shall be subject to any stock ownership guidelines of the Company applicable to the Participant. This Agreement and the Performance Shares are subject to the Company’s clawback policy as may be in effect from time to time, including, as applicable, being subject to recoupment or clawback by the Company on the terms and conditions as provided for under Section 10D of the Act and any applicable rules or regulations hereinafter promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Stock may be traded.  Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934.

16.	Amendment. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.
17.

Severability.  If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

18.

Electronic Delivery.  The Company may, in its sole discretion, deliver any documents related to the Performance Shares and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.